Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this prospectus.

     This consent pertains to use of the unqualified report issued on the financial statements of H.C. Gobin, Inc. as of December 31, 1995 and 1996 and for the years then ended.


Barrett & Dattilio, P.C.

/s/ Barrett & Dattilio, P.C.


DATE: June 24, 1998

Quechee, Vermont